Exhibit 20.1
                                                             ------------

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  13                                              PAGE    # 1
DETERMINATION:  10-Oct-97                               Beginning       9/1/97
DISTRIBUTION:   15-Oct-97                               Ending          9/30/97
TIME:   10/14/97 22:42


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES



        ORIG PRINCIPAL       BEG PRINCIPAL    PRINCIPAL       INTEREST         TOTAL              END PRINCIPAL
CLASS   BALANCE              BALANCE          DISTRIBUTION    DISTRIBUTION     DISTRIBUTION       BALANCE

A     $1,478,422,107.71    $997,133,344.66  $37,462,996.83  $5,492,542.84    $42,955,539.67     $959,670,347.83

B        $45,725,000.00     $30,839,583.59   $1,158,664.71    $173,729.65     $1,332,394.36      $29,680,918.88

TOTAL $1,524,147,107.71  $1,027,972,928.25  $38,621,661.54  $5,666,272.49    $44,287,934.03     $989,351,266.71



                          FACTOR INFORMATION PER $1,000


        PRINCIPAL       INTEREST        END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION    BALANCE

A       25.33985161     3.71513847      649.11796355
B       25.33985150     3.79944560      649.11796348

Totals  25.33985161     3.71766771      649.11796355


 IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT
 THE ADMINISTRATOR LISTED BELOW




                                           KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3247

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  13                                     PAGE        # 2
DETERMINATION:  10-Oct-97                      Beginning       9/1/97
DISTRIBUTION:   15-Oct-97                      Ending          9/30/97
TIME:   10/14/97 22:42

                                                                      per $1000
Section 5.8 (iii)       Servicing Fee                   $856,644.11   .56204818


Class   Principal       Interest        Total           Prin (per $1000/orig)   Int (per $1000/orig)    Total (per $1000/orig)

A       $37,462,996.83  $5,492,542.84   $42,955,539.67       25.33985161            3.71513847                29.05499008

B        $1,158,664.71    $173,729.65    $1,332,394.36       25.33985150            3.79944560                29.13929710

Total   $38,621,661.54  $5,666,272.49   $44,287,934.03       25.33985161            3.71766771                29.05751932

Section 5.8 (v)    Pool Balance at the end of the
                    Collection Period                            $989,351,266.71

Section 5.8 (vi)   Aggregate Net Losses for Collection Period        $394,929.09

Section 5.8 (vii)  Carryover Shortfall for Collection Period
                   Class A Interest                0.00
                   Class B Interest                0.00
                   Class A Principal               0.00
                   Class B Principal               0.00
                   TOTAL                           0.00

Section 5.8 (viii) Reserve Account Balance after Disbursement     $32,153,916.17

Section 5.8 (ix)   Specified Reserve Account Balance              $32,153,916.17

Section 5.8 (x)    Repurchase Amounts for Repurchased Receivables
                   Seller          $0.00
                   Servicer        $0.00
                   TOTAL           $0.00

Section 5.8 (xi)   Advance Summary for Collection Period
                   Unreimbursed Advances for Period                $4,241,268.18
                   Unreimbursed Advances for Previous Period       $4,553,412.84
                   Change from Previous Period                     ($312,144.66)

                   Reimbursed Advance from Collections             $1,337,935.79
                   Reimbursed Advance from Liquidation Proceeds       $23,618.37
                   Reimbursed Advance from Reserve Account Withdrawls      $0.00

(C) COPYRIGHT 1997, CHASE MANHATTAN BANK